Exhibit 99.1

SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL 847.956.8000 FAX 847.956.8082

I N T E R N A T I O N A L

For Further Information Contact:

SigmaTron International, Inc.

Gary R. Fairhead

1-800-700-9095

SIGMATRON INTERNATIONAL, INC.

REGAINS COMPLIANCE WITH NASDAQ LISTING RULE 5250(c)(1)

ELK GROVE VILLAGE, Illinois May 22, 2023 — SigmaTron International, Inc. (NASDAQ: SGMA; the “Company”), announced today that on May 19, 2023, it received notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) by filing with the Securities and Exchange Commission (“SEC”) its Form 10-Q for the quarterly period ended January 31, 2023 (“Form 10-Q”), on May 18, 2023.

As previously disclosed, on March 23, 2023, the Company received notice from Nasdaq indicating that, as a result of the Company’s delay in filing its Form 10-Q, the Company was no longer in compliance with the timely filing requirements under Nasdaq Listing Rule 5250(c)(1). As a result of filing the Form 10-Q on May 18, 2023, the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1).

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in one reportable segment as an independent provider of electronic manufacturing services (“EMS”). The Company includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. SigmaTron International, Inc. and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center (“IPO”) in Taipei, Taiwan. The Company also provides design services in Elgin, Illinois, U.S.